Exhibit 10.5
SECURITIES PURCHASE AGREEMENT
This Securities Purchase Agreement (“Agreement”) is made as of the date indicated below on the acceptance page hereof, by and between HOOPER HOLMES, INC., a New York corporation having its principal offices at 560 North Rogers Road, Olathe, Kansas 66062 (the “Company”) and the investors (each, a “Purchaser”) who execute a counterpart to this Agreement. Each Purchaser shall execute a separate Agreement with the amount being subscribed for set forth on their respective signature pages and with the understanding that all of the Agreements, taken together, constitute a single offering of the Company’s securities.
RECITALS
A.    The Company desires to obtain funds from each Purchaser in order to provide working capital for marketing, acquisitions, expansion and to further the operations of the Company.
B.    The Company is conducting a private offering (the “Offering”) of units (“Units” or “Securities”) consisting of up to 213 Units (each, a “Unit”), at a purchase price of $10,000.00 per Unit (the “Purchase Price”) each Unit consisting of 12,500 shares of Common Stock (the “Shares”) and 6,250 Common Stock Purchase Warrants substantially in the form as annexed hereto as Exhibit A (the “Warrants,” and the shares issuable upon exercise thereof, the “Warrant Shares”), for an aggregate offering amount of up to $2,130,000.00 for up to 2,662,500 Shares and 1,331,250 Warrants. The Warrants shall have an exercise price equal to $1.35 per Warrant Share (collectively the Shares, the Warrants and, if and to the extent the Warrants are exercised, the Warrant Shares shall be referred to herein as the “Securities”). There is no minimum offering amount and no assurance can be made that the full offering amount will be invested. The Offering is being conducted to satisfy a condition of SWK Funding LLC in connection with the Agreement and Plan of Merger dated March 7, 2017, among the Company, Piper Merger Corp., a New York corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Provant Health Solutions, LLC, a Rhode Island limited liability company (“Provant”) and Wellness Holdings, LLC, a Delaware limited liability company (the “Merger Agreement”), pursuant to which, among other things, subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Provant, with Provant becoming a wholly-owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). The issuance of the Shares in the Offering is subject to the closing of the Merger.
C.    Purchasers under this Agreement that hold outstanding warrants to purchase shares of Common Stock of the Company (the “Outstanding Purchaser Warrants”) will have their Outstanding Purchaser Warrants cancelled at the Closing (as defined below) of this Offering.
D.    The offering of Units is being made directly by the Company without any placement agents, the Purchasers which are all Accredited Investors, as defined in Rule 506 of Regulation D of the Securities Act, as amended, on a “best efforts $2,130,000.00 maximum” basis. The Purchasers are not acting as a group for purposes of ongoing investment decision making process.
E.    There is no escrow agent in this offering and moneys will not be held in any segregated or secured account pending acceptance or rejection. Accordingly, there is also no minimum offering amount and your funds reflecting the Purchase Price will become immediately available for use by the Company and susceptible to rights of third party creditors without protection. Purchaser acknowledges and agrees that its subscription(s) are irrevocable and binding commitments on the part of the Purchaser and that once their funds have been tendered with the appropriate subscription documents the Company may utilize and disburse

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funds and conduct a Closing and issue to Purchaser their respective Securities without any advanced consent or notice to Purchaser or the Company. The Company may reject any subscriptions in whole or in part for any reason or for no reason and shall return funds to the Purchaser to the extent of such non accepted funds. Alternatively, the Company retains the right to hold the same for acceptance or rejection at a future closing, until termination of the offering, at which time, any unused subscription funds shall be returned to Purchaser.
AGREEMENT
It is agreed as follows:
1.PURCHASE AND SALE OF UNITS.
1.1.    Purchase and Sale. In reliance upon the representations and warranties of the Company and Purchaser contained herein and subject to the terms and conditions set forth herein, at the Closing, Purchaser shall purchase, and the Company shall sell and issue to Purchaser, 175 Units, at a negotiated purchase price (the “Purchase Price”) of $10,000 per Unit (i.e. $0.80 per Share and one-half Warrant) for an aggregate Purchase Price of $1,750,000 for 2,187,500 Shares and 1,093,750 Warrants. Partial Units may be accepted at the discretion of the Company and Purchaser. The Purchase Price and number of Shares (but not the number of Warrants) issued hereby may be adjusted as provided herein in Section 5 below. Purchasers may subscribe for additional Units from time to time until the maximum offering amount is sold.
1.2.    Cancellation of Outstanding Purchaser Warrants. At the Closing, all Outstanding Purchaser Warrants held by or for the benefit of any Purchaser shall automatically expire and be of no further force or effect.
1.3.    Purchase Conditioned Upon Closing of the Merger. The purchase described in Section 1.1 is hereby expressly conditioned upon, and shall only take effect, upon the closing of the Merger on or before the Closing Date. Purchaser and Company acknowledge and agree that, should the Merger fail close prior to the Closing Date, then this Agreement shall be null and void and of no further force or effect.
2.CLOSING.
2.1.    Date and Time. The sale of Units will take place in one or more closings (“Closing”), subject to the satisfaction of all the parties hereto of their obligations herein. Each Purchaser shall submit an executed copy of this Agreement to the Company along with the Purchase Price which shall be deposited with the Company or its attorneys for the Company. The Closing of the sale of Units contemplated by this Agreement shall take place at the offices of the Company or at such other place as the Company and Purchaser shall agree in writing on or before June 30, 2017 (the “Closing Date”). Subscriptions that are not accepted will be returned with any funds (less wire fees). The Closing Date with respect to any Purchaser may be extended for up to two weeks upon consent of the Purchaser and Company.
2.2.    No Escrow Agent. There is no escrow agent and no minimum offering amount. Purchaser understands and acknowledges that the Company may or may not raise capital other than their own subscription and, that the Company may accept subscriptions from Purchaser as well as other Purchasers (if any) at any time. Purchaser acknowledges and agrees that all subscriptions are irrevocable and binding commitments on the part of the Purchaser and that once their funds have been tendered to the Company with the appropriate subscription documents and their subscription

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received. The Company may reject any subscriptions in whole or in part for any reason or for no reason and shall return funds to the Purchaser to the extent of such non accepted funds, or, retains the right to hold the same for acceptance or rejection at a future closing, until the Closing Date. If the Company does not accept a Purchaser’s subscription in whole or in part, any unused subscription funds shall be returned to Purchaser on the Closing Date.
3.REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
As a material inducement to Purchaser to enter into this Agreement and to purchase the Units, the Company represents and warrants that the following statements are true and correct in all material respects as of the date hereof and will be true and correct in all material respects at Closing, except as expressly qualified or modified herein.
3.1.    Organization and Good Standing. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York and has full corporate power and authority to enter into and perform its obligations under this Agreement, and to own its properties and to carry on its business in all jurisdictions as presently conducted and as proposed to be conducted. The Company and its subsidiaries have all government and other licenses and permits and authorizations to do business in all jurisdictions where their activities require such license, permits and authorizations, except where failure to obtain any such license, permit or authorization will not have a Material Adverse Effect, as defined herein. The Company’s subsidiaries and their jurisdiction of organization are as set forth on Schedule 3.1.
3.2.    Capitalization. As of December 31, 2016, the Company is authorized to issue 240,000,000 shares of Common Stock, of which, 10,103,525 shares were issued and outstanding. All outstanding shares of the Company’s capital stock have been duly authorized and validly issued, and are fully paid, non-assessable, and free of any preemptive rights. There is only one class and series of common stock of the Company, without any special series, rights, preferences or designations assigned to any particular shares of Common Stock. The Company does not have any outstanding notes, convertible debt, derivative securities or notes other than as specifically set forth on Schedule 3.2 annexed hereto.
3.3.    Authorization and Enforcement. This Agreement and any other agreements delivered together with this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations hereunder and thereunder.
3.4.    Reservation and Valid Issuance of Securities. Upon payment of the Purchase Price and issuance of the Shares and Warrants, said Shares and Warrants will be duly authorized, validly issued fully paid and non-assessable, and the Warrants will be fully enforceable as against the Company. The Company shall irrevocably reserve (both in its minutes and by providing notice to its transfer agent) the number of shares into which the Warrants are initially exercisable, and will increase the amount of shares reserved for issuance in the event of any adjustment required to satisfy the Warrant exercise terms from time to time. The Warrant Shares issuable upon exercise of the Warrants pursuant to terms of the Warrants will be deemed duly authorized, validly issued, fully

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paid and non-assessable. The Warrants will be, free and clear of any security interests, liens, claims or other encumbrances, other than restrictions upon transfer under federal and state securities laws. The shares of each Subsidiary are duly authorized, validly issued, fully paid and non assessable and held by the Company which has sole, and unencumbered marketable title and is the sole owner.
3.5.    No Conflict, Breach, Violation or Default; Third Party Consents. The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Articles of Incorporation or the Company’s Bylaws, both as in effect on the date hereof (collectively, the “Company Documents”), (ii) any shareholder agreement or voting agreement to which any officer, director or holder of more than 5% of the Company’s securities is a party to, or (iii) any statute, rule, regulation or order of any governmental agency, self-regulatory agency, securities regulatory or insurance regulatory agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties, or (iv) any material agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its assets or properties is subject; except in the case of each of clauses (iii) and (iv), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. No approval of or filing with any governmental authority or other third party entity or person (other than the board of directors of the Company on behalf of the Company) is required for the Company to enter into, execute or perform this Agreement or any Transaction Document.
3.6.    No Material Adverse Change. Since December 31, 2016, except as identified and described in the SEC Reports (as defined below) or in Schedule 3.6, there has not been:
(a)    any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the financial statements included in the Company’s Annual Report on Form 10-K for the period ended December 31, 2016 except for changes in the ordinary course of business which have not had and could not reasonably be expected to have a material adverse effect on the Company’s assets, properties, financial condition, operating results or business of the Company taken as a whole other than an effect primarily or proximately resulting from (A) changes in general economic or market conditions affecting the industry generally in which the Company operates, which changes do not disproportionately affect the Company as compared to other similarly situated participants in the industry in which the Company operates; (B) changes in applicable law or GAAP; and (C) acts of terrorism, war or natural disasters which do not disproportionately affect the Company (as such business is presently conducted) (a “Material Adverse Effect”), individually or in the aggregate;
(b)    any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;
(c)    any material damage, destruction or loss, whether or not covered by insurance, to any assets, licenses, government permits, self-regulatory agency permit or license, or properties of the Company;
(d)    any waiver, not in the ordinary course of business, by the Company of a material right or of a material debt owed to it;

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(e)    any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which has not had a Material Adverse Effect;
(f)    any change or amendment to Company documents, or material change to any material contract or arrangement by which the Company is bound or to which any of its assets or properties is subject;
(g)    any material labor difficulties, labor disputes, non-compete or similar disputes, or labor union organizing activities with respect to employees of the Company;
(h)    any material transaction entered into by the Company other than in the ordinary course of business;
(i)    the loss of the services of any key employee, salesperson, or material change in the composition or duties of the senior management of the Company;
(j)    the loss or threatened loss of any customer which has had or could reasonably be expected to have a Material Adverse Effect;
(k)    any default of any indebtedness or, to the knowledge of the Company, breach of contract agreement, in each case with aggregate liabilities of greater than $50,000; or
(l)    any other event or condition of any character that has had or could reasonably be expected to have a Material Adverse Effect.
3.7.    SEC Reports and Financial Statements.
(a)    The Company has made available to each Purchaser through the SEC’s EDGAR system accurate and complete copies (excluding copies of exhibits) of each report, quarterly report, annual report, current report, registration statement, and definitive proxy statement or information statement filed by the Company with the United States Securities and Exchange Commission (“SEC”) since December 31, 2014 (collectively, the “SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed. To the Company’s Knowledge, as of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934 (the “1934 Act”), as amended; and (ii) none of the SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(b)    Except for the pro forma financial statements, if any, the financial statements contained in the SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto at the time of filing and as of the date of each Closing; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC,

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and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and (iii) fairly present, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All adjustments considered necessary for a fair presentation of the financial statements have been included.
3.8.    Securities Law Compliance. Assuming the accuracy of the representations and warranties of each Purchaser (and all other Purchasers in this offering), set forth in Section 4 of this Agreement, the offer and sale of the Securities comprising the Units will constitute an exempted transaction under the Securities Act, and registration of the Shares, or Warrants under the Securities Act for issuance herein (or of the Warrant Shares for issuance upon exercise of the Warrants) is not required. The Company shall make such filings as may be necessary to comply with the Federal securities laws and the “blue sky” laws of any state in connection with the offer and sale of the Securities, which filings will be made in a timely manner.
3.9.    Tax Matters. The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it. Except as set forth on Schedule 3.9, the charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole. All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company or other corporation or entity. For the purposes of this agreement, “Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.
3.10.    Title to Properties. Except as disclosed in the SEC Reports, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Reports or Schedule 3.10, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.
3.11.    Intellectual Property.
Except as provided in the SEC Reports:
(a)    All Intellectual Property of the Company or its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company which is necessary for the conduct of Company’s businesses as currently conducted has been or is

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now involved in any cancellation, dispute or litigation, and, to the Company’s Knowledge, no such action is threatened.
(b)    All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company’s business as currently conducted to which the Company is a party or by which any of its assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, “License Agreements”) are valid and binding obligations of the Company and, to the Company’s Knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company under any such License Agreement.
(c)    The Company owns or has the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company’s business as currently conducted and for the ownership, maintenance and operation of the Company’s properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company’s business. The Company has a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the business of the Company.
(d)    To the Company’s Knowledge, the conduct of the Company’s business as currently conducted does not infringe or otherwise impair or conflict with (collectively, “Infringe”) any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company’s Knowledge, the Intellectual Property and Confidential Information of the Company which are necessary for the conduct of the Company’s business as currently conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company’s Knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and the Company’s use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company’s Knowledge, there is no valid basis for the same.
(e)    The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company’s ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of the Company’s business as currently conducted.
(f)    The Company has taken reasonable steps to protect the Company’s rights in its Intellectual Property and Confidential Information. To the Company’s Knowledge there has been no material disclosure of any Confidential Information to any third party.

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3.12.    Environmental Matters. To the Company’s Knowledge, the Company (i) is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii) does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, (iii) is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iv) is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect, individually or in the aggregate; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to such a claim.
3.13.    Litigation. Except as disclosed in Schedule 3.13, there are no pending material actions, suits or proceedings against or affecting the Company, or any of its properties; and to the Company’s Knowledge, no such actions, suits or proceedings are threatened or contemplated against the Company.
3.14.    No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person, as defined below, acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities. “Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization or entity.
3.15.    No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act. For purposes of this Agreement, “Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.
3.16.    Questionable Payments. To the best of Company’s Knowledge, none of its current or former stockholders, directors, officers, employees, agents or other Persons acting on behalf of the Company, has on behalf of the Company or in connection with its business: (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (iii) established or maintained any unlawful or unrecorded fund of corporate monies or other assets; (iv) made any false or fictitious entries on the books and records of the Company; or (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.
3.17.    Transactions with Affiliates. Except as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any

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officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
3.18.    Internal Controls. Except as set forth in the SEC Reports, the Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company except where such noncompliance could not have or reasonably be expected to result in a Material Adverse Effect. The Company maintains, and continue to maintain for so long as any Securities are held by Purchaser, a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements and to maintain asset accountability both in conformity with GAAP and the applicable provisions of the 1934 Act, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as set forth in the SEC Reports, the Company has established disclosure controls and procedures (as defined in the 1934 Act Rules 13a-14 and 15d-14) and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared. The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K for smaller reporting companies) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.
3.19.    Disclosures. Except for disclosures made to the Purchasers or their advisors under the terms of a Non-Disclosure Agreement, neither the Company nor any Person acting on its behalf has provided the Purchasers or their agents or counsel with any information that constitutes or might constitute material, non-public information. The written materials delivered to the Purchaser in connection with the transactions contemplated by the Transaction Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.
3.20.    No Market Manipulation. The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold.
3.21.    Information Concerning Company; Company Not a Shell. The SEC Reports and Transaction Documents contain all material information relating to the Company and its operations and financial condition as of their respective dates which information is required to be disclosed therein. Since the date of the financial statements included in the Reports, and except as modified in the Transaction Documents, in disclosures made by the Company to the Purchaser pursuant to a Non-Disclosure Agreement, or in the Schedules hereto, there has been no Material Adverse Effect

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relating to the Company's business, financial condition or affairs not disclosed in the SEC Reports. The SEC Reports do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances when made. The Company is not and, to the knowledge of management of the Company has never been a “shell” as such term is defined by rules and interpretations of the SEC.
3.22.    Stop Transfer. The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws and unless contemporaneous notice of such instruction is given to the affected Purchaser.
3.23.    No General Solicitation. Neither the Company, nor any of its Affiliates, nor to Company’s Knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities
3.24.    Dilution. The Company's executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company. The Board of Directors of the Company has concluded, in its good faith business judgment that the issuance of the Securities is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants, is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company or parties entitled to receive equity of the Company.
3.25.    Foreign Corrupt Practices. Neither the Company, nor to the Knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
3.26.    OFAC. Neither Company, nor to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the same, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and Seller will not directly or indirectly use the proceeds of the sale of the Common Stock, or lend, contribute or otherwise make available such proceeds to joint venture partner or other Person or entity, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.
3.27.     Anti-Money Laundering. The operations of the Company have been conducted at all times in compliance with the money laundering requirements of all applicable governmental authorities and any related or similar rules, regulations or guidelines, issued, administered or enforced

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by any governmental authority (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority or any arbitrator involving Company with respect to the Money Laundering Laws is pending or, to the best knowledge of Company, threatened.
3.28.     Third Party Beneficiaries. The Company acknowledges that the investors in Purchaser and its manager, are direct intended beneficiaries of the representations, warranties and covenants made by the Company hereby and in the other Transaction Documents and that said persons will review and rely on said statements.
4.REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.
Each Purchaser individually and not jointly hereby represents warrants and covenants with the Company as follows:
4.1.    Legal Power. Purchaser has the limited liability company power and is authorized to enter into this Agreement, to purchase the Shares and Warrants hereunder, and to carry out and perform its obligations under the terms of this Agreement or any other Transaction Documents to which it is a party.
4.2.    Due Execution. The execution and performance of the terms under this Agreement and Purchaser Signature Page hereto, have been duly authorized, executed and delivered by such Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of such Purchaser.
4.3.    Access to Information; Going Concern. Purchaser acknowledges that the Company’s auditors have expressed doubt, in their Audit Letter for 2016, about the Company’s ability to continue as a going concern. Purchaser further understands that an investment in the Securities involves a high degree of risk and long term or permanent illiquidity, including, risk of loss of their entire investment. Purchaser represents and warrants that Purchaser or its advisors have been provided information by the Company pursuant to a Non-Disclosure Agreement with respect to certain material potential transactions, financial matters, and other aspects of the Company’s business and business plans that have not yet been disclosed to the public in the SEC Reports. Purchaser and its members and manager have been given full and complete access to the Company for the purpose of obtaining such information as such Purchaser or its qualified representative has reasonably requested in connection with the decision to purchase the Securities. Purchaser represents that such Purchaser and its investors have received and reviewed copies of the SEC Reports. Purchaser represents that such Purchaser has been afforded the opportunity to ask questions of the officers of the Company regarding its business prospects and the Shares and Warrants, all as Purchaser or Purchaser’s investor’s representatives necessary to make an informed investment decision to purchase the Shares and Warrants.
4.4.    Restricted Securities.
(a)    Purchaser has been advised that none of the Securities have been registered under the Securities Act or any other applicable securities laws and that Shares are being offered and sold pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D and/or Regulation S thereunder, and that the Company’s reliance upon Section 4(a)(2) and/or Rule 506 of Regulation D is predicated in part on such Purchaser representations as contained herein which are partially dependent on the information

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provided by Purchasers’ investors. Each Purchaser acknowledges that the Securities will be issued as “restricted securities” as defined by Rule 144 promulgated pursuant to the Securities Act. None of the Securities may be resold in the absence of an effective registration thereof under the Securities Act and applicable state securities laws unless, in the opinion of counsel reasonably satisfactory to the Company, an applicable exemption from registration is available.
(b)    Each Purchaser represents that such Purchaser is acquiring the Shares for such Purchaser’s own account, and not as nominee or agent, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws.
(c)    Each Purchaser understands and acknowledges that the certificates representing the Shares and Warrants and, if issued, the Warrant Shares, will bear substantially the following legend:
“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (ii) THE SECURITIES ARE SOLD PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS. NOTWITHSTANDING THE FOREGOING, NO NOTICE TO OR CONSENT OF THE COMPANY SHALL BE REQUIRED IN CONNECTION WITH ANY SUCH SALE OR TRANSFERS.”
(d)    Each Purchaser acknowledges that an investment in the Shares and Warrants (and, if exercised, the Warrant Shares) is not liquid and is transferable only under limited conditions. Each Purchaser acknowledges that such securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of restricted securities subject to the satisfaction of certain conditions and that such Rule is not now available and, in the future, may not become available for resale of any of the Securities. Each Purchaser is an “accredited investor” as defined in Rule 501 of the Securities Act.
4.5.    Purchaser Sophistication and Ability to Bear Risk of Loss. Purchaser acknowledges that it is able to protect its interests in connection with the acquisition of the Securities and can bear the economic risk of investment in such securities without producing a material adverse change in such Purchaser’s financial condition. Purchaser, either alone or with such Purchaser’s representative(s), otherwise has such knowledge and experience in financial or business matters that such Purchaser is capable of evaluating the merits and risks of the investment in the Securities.
4.6.    No Group Purchase. Each Purchaser represents and warrants that they are not acting as part of a group with other Purchasers herein or other shareholders of the Company. Each Purchaser and their assignee knows and understands that they are not acting as part of a group and that they shall make their own investment decisions and their own voting, control and dispositive decisions

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for so long as they hold securities. Similarly, each Purchaser and their assignee is responsible for their own internal compliance with Section 13 and Section 16 of the Exchange Act.
4.7.    No Advertising. Each Purchaser has not received any general solicitation or advertising regarding the offer of the Units or any of the Securities.
4.8.    [Omitted].
4.9.    [Omitted].
4.10.    [Omitted].
4.11.    Public Statements. The Purchaser agrees not to issue any public statement with respect to the Offering, Purchaser’s investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company’s prior written consent, except such disclosures as may be required under applicable law.
4.12.    Acceptance or Rejection. The Purchaser understands, acknowledges and agrees with the Company that this subscription may be rejected, in whole or in part, by the Company, in the sole and absolute discretion of the Company, at any time before any Closing notwithstanding prior receipt by the Subscriber of notice of acceptance of the Purchaser’s subscription, provided, however, that a full refund of any part of the Purchase Price tendered shall be a condition to such rejection, and provided further, however, that no Closing shall occur absent specific written consent and disbursement instructions of the Purchaser and the Company that it wishes to close the financing.
4.13.    Confidential. The Purchaser acknowledges that the information made available to the Purchaser other than the SEC Reports is confidential and non-public and agrees that all such information shall be kept in confidence by the Purchaser and neither used by the Purchaser for the Purchaser’s personal benefit (other than in connection with this subscription) nor disclosed to any third party for any reason, notwithstanding that Purchaser’s subscription may not be accepted by the Company or a Closing may not occur for any reason if not consented to by Purchaser; provided, however, that (a) the Purchaser may disclose such information to its affiliates and advisors who may have a need for such information in connection with providing advice to the Purchaser with respect to its investment in the Company so long as such affiliates and advisors have an obligation of confidentiality, and (b) this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date hereof, (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision), (iii) is being disclosed pursuant to a subpoena or court order or is otherwise required to be provided by law, or (iv) is received from third parties without an obligation of confidentiality (except third parties who disclose such information in violation of any confidentiality agreements or obligations, including, without limitation, any subscription or other similar agreement entered into with the Company).
4.14.    Reliance on Purchaser Representations. The Purchaser understands that the Shares and Warrants being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Units.

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5.COVENANTS OF COMPANY.
5.1.    Covenants of the Company.
(a)    The Company hereby covenants to maintain, reserved and authorized for issuance upon exercise of the Warrants, such number of Warrant Shares as equals the amount of shares that such Warrants are convertible into or exchangeable for at any time and from time to time. Said reservation of shares shall be both by irrevocable resolution of the Board of Directors of the Company as well as by irrevocable instruction to the Company’s transfer agent. The Company hereby further agrees to take all further acts, including amending its charter or amending any filing with any exchange or quotation service in order to effectuate the foregoing.
(b)    The Company covenants and agrees with the Purchaser commencing after the Closing and continuing for so long as Purchasers in this offering own at least 51% of the Shares issued hereunder (as adjusted for stock splits and similar adjustments), the Company may not take the following actions without consent of Aracle Management, LLC, which shall not be unreasonably withheld or conditioned, with the understanding that Aracle Management, LLC is explicitly not acting as representative of any other Purchaser or person and may or may not consult with, provide notice to or advise, other Purchasers in this offering:
(i)    make any loan or advance in excess of $25,000 to any person or entity, except for extensions of credit on commercial transactions entered into in the ordinary course of business;
(ii)    guarantee any indebtedness of any person or entity other than the Company or its subsidiaries;
(iii)    make any investment in securities other than US money market funds, FDIC insured CD accounts, and ownership of securities issued by the Company’s subsidiaries; or
(iv)    merge with any subsidiary in any transaction where the share ownership of the Company changes or the rights (whether by operation of law, contractual or otherwise) of any Purchaser are eliminated or materially modified.
5.2.    Payment for Legal Opinions and Removal of Legends. The Company shall cover all costs associated with removal of any Securities Act restrictive legends, including, without limitation, the cost of replacement certificates and opinion or letter of Company counsel to the transfer agent, as well as delivery costs, for all Shares and Warrant Shares.
5.3.    Additional Share Issuances; Full Ratchet Share Adjustment.
(a)    Full Ratchet Adjustment. In the event that at any time commencing the first Closing and continuing for a period of twelve (12) months (as may be adjusted, the “Adjustment Period”) following the Closing or termination of the offering of Units offered in this offering, except for Excepted Issuances (as defined in Section 5.3(c)), the Company shall agree to issue or actually issue or grant the right to receive any Common Stock, preferred securities, or securities convertible, exercisable or exchangeable for shares of Common Stock (or modify any of the foregoing which may be outstanding) (“Common Stock

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Equivalent”) to any person or entity at a price per share or conversion price or exercise price per share (the “Lower Per Share Price”) which shall be less than the per share purchase price of initially $0.80, as adjusted for stock splits, dividends and reclassifications, (the “Per Share Price”) then in effect (“Lower Price Issuance”), then, automatically and without any obligation of or notice to Purchaser, the Company shall issue to the Purchaser such number of additional shares of Common Stock (the “Additional Shares”) as equals the difference between (x) (i) the Purchase Price paid for the Shares hereunder divided by (ii) the Lower Per Share Price, less (y) the number Shares previously issued to the Purchaser (including any Additional Shares issued in prior applications of the provisions of this Section 5.3(a)). Thereafter, and for purposes of calculating future adjustments or issuances of Additional Shares, the Per Share Price shall be amended and revised to be the Lower Per Share Price for purposes of future calculations of this adjustment. Certificates for Additional Shares shall be unconditionally delivered and issued in electronic book entry form to the broker dealer or custodian designated by Purchaser (or, if the Company is not eligible to issue securities in book entry form, or if the Purchaser specifically requests hard copy, then by Federal Express to the Purchaser) within 5 business days of the date of the Lower Price Issuance of Common Stock or Common Stock Equivalents (or, if earlier, date of commitment to make the Lower Price Issuance of Common Stock or Common Stock Equivalents). The Company acknowledges and agrees that the Purchasers and their assigns may be irreparably harmed and injured (including loss of profits) if certificates of Additional Shares are not issued promptly in accordance with the provisions hereof and shall compensate, in addition to enforcement costs, litigation costs and legal fees, any lost profits or expenses of Purchaser or their rightful assigns in the event that a court finds in favor of such any of such persons in any action by such persons to enforce their rights. Notwithstanding the foregoing, and for avoidance of doubt, adjustments and issuance of Additional Shares shall only be issued and granted if and to the extent that Shareholders hold Shares at the time of issuance or commitment for such Common Stock Equivalent transaction. Notwithstanding the foregoing, the number of Additional Shares that are issuable shall not exceed 2,175 shares of Common Stock per Unit.
(b)    Effective Price. For purposes of this Section 5.3, in connection with any issuance of any Common Stock Equivalents, (i) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the “Deemed Number”) shall be deemed to be outstanding or subscribed for and required to be issued upon issuance of such Common Stock Equivalents, (ii) the deemed issue price (“Effective Price”) applicable to such Common Stock Equivalents shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock, divided by the Deemed Number, and (iii) no further adjustment shall be made to the Per Share Price upon the actual issuance of Common Stock upon conversion exercise or exchange of such Common Stock Equivalents if issued at or higher than the Effective Price. Common Stock issued or issuable by the Company for no consideration will be deemed to have been issued or to be issuable for $0.001 per share of Common Stock.
(c)    Excepted Issuances. For purposes of Section 5.3, “Excepted Issuance” shall mean in respect to: (i) Common Stock or Common Stock Equivalents issued in connection with this Agreement or otherwise related to this Agreement for other or subsequent investors in said offering under the same terms, (ii) the Company’s issuance of

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Common Stock or Common Stock Equivalents upon the exercise or conversion of options, warrants or convertible notes or other securities, outstanding on the date hereof as specifically described in SEC Reports (but not if the amounts and exercise prices of the same are not both already described in the SEC Reports or if they are subsequently adjusted to an Effective Price below the Per Share Price in this offering) or specifically disclosed herein, (iii) grants or issuances to officers, directors or employees or other service providers in connection with Board approved (including majority of disinterested and independent board members) stock option, stock, incentive or similar plan to the extent that such plan is in effect and has securities remaining issuable under said plan as of the date of this Agreement (iv) the issuance of securities as full or partial consideration in connection with a bona fide merger, asset acquisition, joint venture or reorganization (other than a mere reincorporation transaction) approved by the Board of Directors of the Company and the majority of disinterested members of the Board. For avoidance of doubt, the foregoing Excepted Issuance exceptions shall only apply during the period in which anti-dilution adjustments are made for Lower Price Issuances in accordance with Section 5.3. Common Stock issued or issuable by the Company for services will be deemed to have been issued or to be issued for the value booked in the Company’s public financial statements, or as booked on the recipients 1099 or other tax reporting by the Company in connection with such issuance, whichever is higher.
5.4.    Trading on OTC. Purchaser acknowledges that the Company gave notice to the NYSE MKT on April 20, 2017 of Purchaser’s intent to delist its shares of Common Stock from the NYSE MKT so that they can be quoted on an OTC market, beginning on or about May 2, 2017.
5.5.    Insider Information. The Company shall not provide to Purchaser or its managers or control persons any information that would be deemed confidential or “insider” information in accordance with Regulation FD in the absence of a Non-Disclosure Agreement. In the event that such Purchaser is provided with confidential information for any reason, the Company shall, upon request of Purchaser and within 7 calendar days, either (i) file or furnish such information on a Current Report on Form 8-K or on such other report as the Company deems appropriate in accordance with Regulation FD or (ii) advise Purchaser that said information is not material or has otherwise become stale and irrelevant.
5.6.    [Omitted].
5.7.    Filing of Reports. For so long as the Purchaser owns any Shares or Warrants (including Warrant Shares) acquired hereby, the Company shall file on a timely basis, any and all SEC Reports or amendments thereto, as it is required to file in order to remain fully current with all of its reporting obligations under the Exchange Act so as to enable sales without resale limitations, pursuant to Rule 144, as amended (“Rule 144 Sales”). The Company shall pay for all opinions or similar letters to its transfer agent, as well as pay for all transfer agent and liquidator costs, relating to the removal of the Rule 144 restrictive legend on share certificates representing the Shares or Warrant Shares. For avoidance of doubt, all references herein to filings to be made on a “timely basis” shall include and mean, any extension periods permissible under Rule 12b-25 of the Exchange Act, provided that the Company has complied with such rule, but not beyond said extension date.
6.    COVENANTS OF THE COMPANY AND PURCHASER RELATING TO REGISTRATION.

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6.1.    Use of Proceeds. The Company shall also at or before closing pay to their stock transfer agent the cost of all Share certificates anticipated to be issued. The Company intends to employ the remaining net proceeds (i.e. after all legal costs, offering costs, etc.) from the purchase and sale of the Units for purposes of working capital, marketing, acquisitions, expansion and to further the operations of the Company only.
6.2.    Registration Rights. For purposes of this Section 6.2, all references to the Purchaser shall be deemed to mean and include, the Purchaser, and their respective assigns as holders of Registrable Securities (as defined in Section 6.2 below).
(a)    Piggyback Registration. The Company agrees that if it proposes to file a registration statement with respect to any of its shares on a Form S-1 or S-3 with the Securities and Exchange Commission, then the Company shall give prompt written notice to each Purchaser and, subject to the advice of the managing underwriter (if any) described below, shall include in such registration (a “Piggyback Registration”), all of the Registrable Securities (as defined below) with respect to which the Company has received written requests for inclusion therein within 15 days after the date of the Company’s notice. The Company may postpone or withdraw the filing or effectiveness of a Piggyback Registration in its sole discretion. Each Purchaser shall be permitted to withdraw all or part of its Registrable Securities from a Piggyback Registration at any time prior to effectiveness of such registration. If a Piggyback Registration is an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of equity securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, and (ii) second, the Registrable Securities requested to be included in such registration, pro rata among the Purchasers on the basis of the number of shares requested to be registered by such Purchasers; provided that in any event the Purchasers shall be entitled to register the offer and sale or distribute at least 25% of the securities to be included in any such registration. If a Piggyback Registration is an underwritten secondary registration on behalf of a holder of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering and/or that the number of shares of Registrable Securities proposed to be included in any such registration would adversely affect the price per share of the Company’s equity securities to be sold in such offering, the Company shall include in such registration the securities requested to be included therein (including the Registrable Securities requested to be included in such registration), pro rata among the holders of such securities on the basis of the number of shares requested to be registered by such holders.
(b)    Registrable Securities. The term Registrable Securities as used herein means all Shares and Warrant Shares, or any other common stock or securities issued in exchange therefore. Securities shall no longer be deemed Registrable Securities at such time as said securities are first eligible for re-sale pursuant to Rule 144.
(c)    Registration Process. In connection with the registration of the Registrable Securities pursuant to Section 6.2(a), the Company shall:

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(i)    Prepare and file with the SEC the Registration Statement and such amendments (including post effective amendments) to the Registration Statement and supplements to the prospectus included therein (a “Prospectus”) as the Company may deem necessary or appropriate and take all lawful action such that the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading and that the Prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the period commencing on the effective date of the Registration Statement and ending on the date on which all of the Registrable Securities may be sold to the public without registration under the Securities Act in reliance on Rule 144 (the “Registration Period”) include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
(ii)    Comply with the provisions of the Securities Act with respect to the Registrable Securities covered by the Registration Statement until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by each Purchaser as set forth in the Prospectus forming part of the Registration Statement or (ii) the date on which the Registration Statement is withdrawn;
(iii)    Furnish to each Purchaser and its legal counsel identified to the Company (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of the Registration Statement, each Prospectus, and each amendment or supplement thereto, and (ii) such number of copies of the Prospectus and all amendments and supplements thereto and such other documents, as the Purchaser may reasonably request in order to facilitate the disposition of the Registrable Securities;
(iv)    Register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions as the Purchasers reasonably request, (ii) prepare and file in such jurisdictions such amendments (including post effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof at all times during the Registration Period, (iii) take all such other lawful actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all such other lawful actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify, (B) subject itself to general taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;
(v)    As promptly as practicable after becoming aware of such event, notify each Purchaser of the occurrence of any event, as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an

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untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare an amendment to the Registration Statement and supplement to the Prospectus to correct such untrue statement or omission, and deliver a number of copies of such supplement and amendment to each Purchaser as such Purchaser may reasonably request;
(vi)    As promptly as practicable after becoming aware of such event, notify each Purchaser (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of the effectiveness of the Registration Statement and take all lawful action to effect the withdrawal, rescission or removal of such stop order or other suspension;
(vii)    Take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by the Purchaser of its Registrable Securities in accordance with the intended methods therefor provided in the Prospectus which are customary under the circumstances; and
(viii)    Cooperate with the Purchasers to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Registration Statement, which certificates shall, if required under the terms of this Agreement, be free of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any Purchaser may request and maintain a transfer agent for the Common Stock.
(d)    Obligations and Acknowledgements of the Purchasers. In connection with the registration of the Registrable Securities, each Purchaser shall have the following obligations and hereby make the following acknowledgements:
(i)    It shall be a condition precedent to the obligations of the Company to include the Registrable Securities in the Registration Statement that each Purchaser wishing to participate in the Registration Statement (i) shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and (ii) shall execute such documents in connection with such registration as the Company may reasonably request. Prior to the first anticipated filing date of a Registration Statement, the Company shall notify each Purchaser of the information the Company requires from such Purchaser (the “Requested Information”) if such Purchaser elects to have any of its Registrable Securities included in the Registration Statement. If a Purchaser notifies the Company and provides the Company the information required hereby prior to the time the Registration Statement is declared effective, the Company will file an amendment to the Registration Statement that includes the Registrable Securities of such Purchaser provided, however, that the Company shall not be required to file such amendment to the Registration Statement at any time less than five (5) business days prior to the effective date.

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(ii)    Each Purchaser agrees to cooperate with the Company in connection with the preparation and filing of a Registration Statement hereunder, unless such Purchaser has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement;
(iii)    Each Purchaser agrees that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 6.2(b) or 6.2(c)(vi), such Purchaser shall immediately discontinue its disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until the Purchaser’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6.2(c)(v) and, if so directed by the Company, the Purchaser shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Purchaser’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice; and
(iv)    Each Purchaser acknowledges that it may be deemed to be a statutory underwriter within the meaning of the Securities Act with respect to the Registrable Securities being registered for resale by it, and if a Purchaser includes Registrable Securities for offer and sale within a Registration Statement such Purchaser hereby consents to the inclusion in such Registration Statement of a disclosure to such effect.
(e)    Expenses of Registration. All expenses (other than underwriting discounts and commissions and the fees and expenses of a Purchaser’s counsel) incurred in connection with registrations, filings or qualifications pursuant to this Section 6.2, including, without limitation, all registration, listing, and qualifications fees, printing and engraving fees, accounting fees, and the fees and disbursements of counsel for the Company, shall be borne by the Company.
(f)    Indemnification and Contribution.
(i)    Indemnification by the Company. The Company shall indemnify and hold harmless each Purchaser and each underwriter, if any, which facilitates the disposition of Registrable Securities, and each of their respective officers and directors and each Person who controls such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the 1934 Act (each such Person being sometimes hereinafter referred to as an “Indemnified Person”) from and against any losses, claims, damages or liabilities, joint or several, to which such Indemnified Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, not misleading, or arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Prospectus or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company

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hereby agrees to reimburse such Indemnified Person for all reasonable legal and other expenses incurred by them in connection with investigating or defending any such action or claim as and when such expenses are incurred; provided, however, that the Company shall not be liable to any such Indemnified Person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement made in, or an omission or alleged omission from, such Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Indemnified Person expressly for use therein or (ii) in the case of the occurrence of an event of the type specified in Section 6.2(c), the use by the Indemnified Person of an outdated or defective Prospectus after the Company has provided to such Indemnified Person an updated Prospectus correcting the untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage or liability.
(ii)    Indemnification by the Purchasers and Underwriters. Each Purchaser agrees, as a consequence of the inclusion of any of its Registrable Securities in a Registration Statement, and each underwriter, if any, which facilitates the disposition of Registrable Securities shall agree, severally and not jointly, as a consequence of facilitating such disposition of Registrable Securities to (i) indemnify and hold harmless the Company, its directors (including any person who, with his or her consent, is named in the Registration Statement as a director nominee of the Company), its officers who sign any Registration Statement and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company or such other persons may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in such Registration Statement or Prospectus or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus), not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser or underwriter expressly for use therein, and (ii) reimburse the Company for any legal or other expenses incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Purchaser shall not be liable under this Section 6.2(f) for any amount in excess of the net proceeds paid to such Purchaser in respect of Registrable Securities sold by it.
(iii)    Notice of Claims, etc. Promptly after receipt by a Person seeking indemnification pursuant to this Section 6.2(f) (an “Indemnified Party”) of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a “Claim”), the Indemnified Party promptly shall notify the Person against whom indemnification pursuant to this Section 6.2(f) is being sought (the “Indemnifying Party”) of the commencement thereof; but

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the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out of pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (i) the Indemnifying Party shall have agreed to pay such fees, costs and expenses, (ii) the Indemnified Party shall reasonably have concluded that representation of the Indemnified Party by the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (iii) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in the preceding sentence, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of counsel for the Indemnified Party (together with appropriate local counsel). The Indemnified Party shall not, without the prior written consent of the Indemnifying Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnifying Party from all liabilities with respect to such Claim or judgment or contain any admission of wrongdoing.
(iv)    Contribution. If the indemnification provided for in this Section 6.2(f) is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the statements or omissions or alleged statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such Indemnifying Party or by such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 6.2(f)(iv) were determined

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by pro rata allocation (even if the Purchasers or any underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 6.2(f)(iv). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(v)    Limitation on Purchasers’ and Underwriters’ Obligations. Notwithstanding any other provision of this Section 6.2(f), in no event shall (i) any Purchaser have any liability under this Section 6.2(f) for any amounts in excess of the dollar amount of the proceeds actually received by such Purchaser from the sale of Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) any underwriter be required to undertake liability to any Person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to the Registration Statement.
(vi)    Other Liabilities. The obligations of the Company under this Section 6.2(f) shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and the obligations of any Indemnified Person under this Section 6.2(f) shall be in addition to any liability which such Indemnified Person may otherwise have to the Company. The remedies provided in this Section 6.2(f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.
(g)    Rule 144. With a view to making available to the Purchasers the benefits of Rule 144, the Company agrees to use its best efforts to:
(i)    comply with the provisions of paragraph (c)(1) of Rule 144; and
(ii)    file with the SEC in a timely manner all reports and other documents required to be filed by the Company pursuant to Section 13 or 15(d) under the 1934 Act; and, if at any time it is not required to file such reports but in the past had been required to or did file such reports, it will, upon the request of any Purchasers, make available other information as required by, and so long as necessary to permit sales of, its Registrable Securities pursuant to Rule 144.
(h)    Common Stock Issued Upon Stock Split, etc. The provisions of this Section 6.2 shall apply to any shares of Common Stock or any other securities issued as a dividend or distribution in respect of the Shares or the Warrant Shares.
(i)    Termination of Registration Rights. The registration rights granted in this Section 6.2 shall terminate with respect to a Security upon the date such Security is first eligible to be resold pursuant to Rule 144 of the Securities Act.

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7.    CONDITIONS.
7.1.    Conditions Precedent to the Obligation of the Company to Close and to Sell the Units. The obligation hereunder of the Company to close and issue and sell the Units to the Purchasers at a Closing is subject to the satisfaction or waiver, at or before such Closing of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company Purchaser at any time in their sole discretion.
(a)    Accuracy of the Purchaser’s Representations and Warranties. The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of such Closing as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

(b)    Performance by the Purchasers. Purchaser shall have performed, satisfied, and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to such Closing.
(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
(d)    Delivery of Purchase Price. The Purchase Price for the Shares and Warrants shall be available in cleared funds and authorized by the Company and Purchaser, in their sole and absolute discretion, for distribution on such Closing in accordance with the terms hereof.
(e)    Delivery of Transaction Documents. The Transaction Documents shall have been duly executed and delivered by the Purchasers to the Company.
7.2.    Conditions Precedent to the Obligation of the Purchasers to Close and to Purchase the Shares. The obligation hereunder of the Purchasers to purchase the Shares and Warrants and consummate the transactions contemplated by this Agreement is subject to the satisfaction or waiver, at or before such Closing, of each of the conditions set forth below. These conditions are for the Purchasers’ sole benefit and may be waived by the Purchaser or its manager at any time in their sole discretion.
(a)    Accuracy of the Company’s Representations and Warranties. Each of the representations and warranties of the Company in this Agreement and the other Transaction Documents shall be true and correct in all material respects as of such Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.
(b)    Performance by the Company. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such Closing. The Company shall also have made all payments and performed

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and satisfied all other obligations of Company pursuant to the Summery Term Sheet entered into in connection with this Offering.
(c)    [Omitted].
(d)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.
(e)    No Proceedings or Litigation. No action, suit or proceeding before any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been initiated, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.
(f)    Shares and Warrants. At the Closing, the Company shall have delivered to the Purchasers the Shares and Warrants along with all appropriate board resolutions or other necessary documentation in order to issue the Shares and Warrants in such denominations as Purchaser may request. The Company shall also deliver this Agreement, duly executed by the Company.
(g)    [Omitted].
(h)    [Omitted].
(i)    Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2016, and shall be continuing as of such Closing Date.
(j)    [Omitted].
(k)    [Omitted.]
8.    NO PLACEMENT AGENT/LEGAL FEES.
8.1.    Placement Agent’s Commissions; Sub-Agent’s Commissions. There are no placement agents, finders or other intermediaries in connection with the offering and neither the Company nor any Purchaser is paying or is required to pay any party a fee in connection with Offering of Units hereby.
8.2.    [Reserved]
9.    MISCELLANEOUS.
9.1.    Indemnification. Each Purchaser agrees to defend, indemnify and hold the Company harmless against any liability, costs or expenses arising as a result of any dissemination of any of the Securities by such Purchaser in violation of the Securities Act or applicable state securities law.

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9.2.    Governing Law. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York. Each of the parties hereto and their assigns hereby consents to the exclusive jurisdiction and venue of the Courts of the State of New York, located in the City and County of New York and the United States District Court, Southern District, for the State of New York with respect to any matter relating to this Agreement and performance of the parties’ obligations hereunder, the documents and instruments executed and delivered concurrently herewith or pursuant hereto and performance of the parties’ obligations thereunder and each of the parties hereto hereby consents to the personal jurisdiction of such courts and shall subject itself to such personal jurisdiction. Any action, suit or proceeding relating to such matters shall be commenced, pursued, defended and resolved only in such courts and any appropriate appellate court having jurisdiction to hear an appeal from any judgment entered in such courts. The parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Service of process in any action, suit or proceeding relating to such matters may be made and served within or outside the State of New York by registered or certified mail to the parties and their representatives at their respective addresses specified in Section 9.7, provided that a reasonable time, not less than thirty (30) days, is allowed for response. Service of process may also be made in such other manner as may be permissible under the applicable court rules. THE PARTIES HERETO WAIVE TRIAL BY JURY.
9.3.    Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.
9.4.    Entire Agreement. This Agreement and the Exhibits hereto and thereto, and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.
9.5.    Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
9.6.    Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and a majority of the Purchasers, or, to the extent such amendment affects only one Purchaser, by the Company and such Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each future holder of any security purchased under this Agreement (including securities into which such securities have been converted) and the Company.
9.7.        Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be effective when delivered personally, or sent by facsimile and in each case with a confirming email (with receipt confirmed), provided that a copy is mailed

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by registered mail, return receipt requested, or when received by the addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested) in each case to the appropriate address set forth below:
If to the Company:    Hooper Holmes, Inc.
560 North Rogers Road
Olathe, Kansas 66062
Email: legal@hooperholmes.com
Attn: Legal Department

With a copy to:         Spencer Fane LLP
1000 Walnut Street, Suite 1400
Kansas City, MO 64106
Facsimile: (816) 474-3216
Email: pmirakian@spencerfane.com
Attention: Pete Mirakian, Esq.

If to the Purchaser:    WH-HH Holdings, LLC
c/o Century Equity Partners
100 Federal Street, 29th Floor
Boston, MA 02110
Email: fbazos@cepfunds.com and smarquardt@cepfunds.com
Attention: Frank Bazos and Stephen Marquardt

With a copy to:    Choate Hall & Stewart, LLP
2 International Place
Boston, MA 02110
Email: blenihan@choate.com and jpitfield@choate.com
Attention: Brian Lenihan and John Pitfield

9.8.    Faxes, Electronic Mail and Counterparts. This Agreement may be executed in one or more counterparts. Delivery of an executed counterpart of the Agreement or any exhibit attached hereto by facsimile transmission or electronic mail (any such delivery, an “Electronic Delivery”), shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them in person to all other parties. No party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense related to lack of authenticity.
9.9.    Remedies; Specific Performance and Equitable Relief. The Company acknowledges and agrees that certain of its covenants and agreements are unique in nature and that remedies at law may not be sufficient to Purchaser. Accordingly, the Company explicitly agrees and acknowledges, that Purchaser shall be entitled to, without limiting other rights or remedies available to it, equitable remedies in enforcement of its rights hereunder. The Company explicitly waives the requirement of posting any bond in obtaining or requesting such equitable remedies.

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9.10.    Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
9.11.    Further Assurances. At any time and from time to time after the Closing, upon reasonable request of the other, each party shall do, execute, acknowledge and deliver such further acts, assignments, transfers, conveyances and assurances as may be reasonably required for the more complete consummation of the transactions contemplated herein.
9.12.    Legal Fees. In the event any suit or other legal proceeding is brought for the enforcement of any of the provisions of this Agreement, the parties hereto agree that the prevailing party or parties shall be entitled to recover from the other party or parties upon final judgment on the merits reasonable attorneys’ fees, including attorneys’ fees for any appeal, and costs incurred in bringing such suit or proceeding.
APPLICABLE ONLY IN THE EVENT ANY UNITS ARE SOLD TO FLORIDA RESIDENTS - FLORIDA LAW PROVIDES THAT WHEN SALES ARE MADE TO FIVE OR MORE PERSONS IN FLORIDA, ANY SALE MADE IN FLORIDA IS VOIDABLE BY THE PURCHASER WITHIN THREE DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE COMPANY, AN AGENT OF THE COMPANY OR AN AUTHORIZED ESCROW AGENT OR WITHIN THREE DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. THIS SALE IS BEING MADE IN FLORIDA. PAYMENTS FOR TERMINATED SUBSCRIPTIONS VOIDED BY PURCHASERS AS PROVIDED FOR IN THIS PARAGRAPH WILL BE PROMPTLY REFUNDED WITHOUT INTEREST. NOTICE SHOULD BE GIVEN TO THE COMPANY AT THE ADDRESS SPECIFIED HEREIN.

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[Counterpart Signature Page To Securities Purchase Agreement of
Hooper Holmes, Inc.]

WH-HH Holdings, LLC (“Purchaser”) hereby subscribes for the purchase of, and the Company hereby accepts the subscription of Purchaser with respect to 175 Units of the Company, comprising an aggregate of 2,187,500 Shares of Common Stock and 1,093,750 Warrants of the Company, at a Purchase Price of $10,000 per Unit, for an aggregate Purchase Price of $1,750,000.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth on the Purchase Signature Page hereto.

PURCHASER:

WH-HH Holdings, LLC

By:    /s/ Frank Bazos
Name:    Frank Bazos
Title:    Manager

Date:     May 11        , 2017

-Accepted-

COMPANY:

HOOPER HOLMES, INC.

By:    /s/ Henry Dubois
Name:    Henry Dubois
Title:     Chief Executive Officer
Date:    May 11    , 2017

The parties agree that, for accounting purposes, the value of the Warrants purchased hereby shall be $257,013.99 and the value of the Shares of Common Stock purchased hereby shall be $1,492,986.01

EXHIBIT A

Form of Common Stock Purchase Warrant

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